EXHIBIT 99.1

Steel Partners Holdings Reports Fourth Quarter and Full Year Results

Fourth Quarter 2021 Results

•Revenue totaled $431.9 million, an increase of 27.5%, as compared to the same period in the prior year
•Net income from continuing operations was $29.6 million
•Net income attributable to common unitholders was $28.9 million, or $1.25 per diluted common unit
•Adjusted EBITDA* totaled $63.2 million; Adjusted EBITDA margin* was 14.6%
•Net cash provided by operating activities of continuing operations was $18.7 million
•Adjusted free cash flow* totaled $25.4 million
•Total debt was $271.0 million; net debt,* which also includes our pension and preferred unit liabilities, less cash and investments, totaled $225.1 million

Full Year 2021 Results

•Revenue totaled $1.5 billion, an increase of 16.3%, as compared to the same period in the prior year
•Net income from continuing operations was $132.4 million
•Net income attributable to common unitholders was $131.4 million, or $4.97 per diluted common unit
•Adjusted EBITDA* totaled to $259.8 million; Adjusted EBITDA margin* was 17.0%
•Net cash provided by operating activities of continuing operations was $77.6 million
•Adjusted free cash flow* totaled $135.8 million

NEW YORK, N.Y., March 10, 2022 - Steel Partners Holdings L.P. (NYSE: SPLP), a diversified global holding company, today announced operating results for the fourth quarter and year ended December 31, 2021.

Q4 2021	Q4 2020	($ in thousands)	FY 2021	FY 2020
$431,857	$338,719	Revenue	$1,524,896	$1,310,636
29,565	85,272	Net income from continuing operations	132,440	83,477
28,917	99,429	Net income attributable to common unitholders	131,408	72,675
63,202	67,082	Adjusted EBITDA*	259,833	213,739
14.6%	19.8%	Adjusted EBITDA margin*	17.0%	16.3%
32,770	7,645	Purchases of property, plant and equipment	52,326	23,226
25,370	13,843	Adjusted free cash flow*	135,768	149,648

*    See reconciliations to the nearest GAAP measure included in the financial tables. See "Note Regarding Use of Non-GAAP Financial Measurements" below for the definition of these non-GAAP measures.

"Steel Partners had a tremendous 2021," said Executive Chairman Warren Lichtenstein. “We were able to realize outstanding revenue and EBITDA growth, and continued strong cash flow. Our team focused on delivering quality products and services for our customers despite the challenging circumstances from the COVID pandemic and global supply chain issues."

Results of Operations

Comparisons of the Three Months and Years Ended December 31, 2021 and 2020

(Dollar amounts in table and commentary in thousands, unless otherwise indicated)	Three Months Ended December 31,		Year Ended December 31,
	2021	2020	2021	2020
Revenue	$431,857	$338,719	$1,524,896	$1,310,636
Cost of goods sold	291,992	222,158	1,004,093	859,863
Selling, general and administrative expenses	80,220	75,317	304,013	290,784
Goodwill impairment charges	—	1,100	—	1,100
Asset impairment charges	—	(11)	—	606
Interest expense	6,191	6,176	22,250	29,514
Realized and unrealized (gains) losses on securities, net	(16,188)	(51,158)	24,044	(25,643)
All other expenses (income), net *	1,811	(6,595)	(30,369)	29,013
Total costs and expenses	364,026	246,987	1,324,031	1,185,237
Income before income taxes and equity method investments	67,831	91,732	200,865	125,399
Income tax provision	27,654	29,094	84,089	38,136
Loss (income) of associated companies, net of taxes	10,612	(22,634)	(15,664)	3,786
Net income from continuing operations	29,565	85,272	132,440	83,477
Net gain (loss) from discontinued operations, net of taxes	3	14,191	138	(10,199)
Net income	29,568	99,463	132,578	73,278
Net income attributable to noncontrolling interests in consolidated entities (continuing operations)	(651)	(34)	(1,170)	(603)
Net income attributable to common unitholders	$28,917	$99,429	$131,408	$72,675
* includes finance interest, provision (benefit) for loan losses, and other income from the consolidated statements of operations

Revenue

Revenue for the three months ended December 31, 2021 increased $93.1 million, or 27.5%, as compared to the same period last year, due to higher sales volume across all segments, primarily due to the economic recovery from COVID-19.

Revenue for the year ended December 31, 2021 increased $214.3 million, or 16.3%, as compared to 2020, due to higher sales volume across all segments, primarily due to the economic recovery following impacts from the COVID-19 pandemic during 2020.

Cost of Goods Sold

Cost of goods sold for the three months ended December 31, 2021 increased $69.8 million, or 31.4%, as compared to the same period last year, due to increases in the Diversified Industrial and Energy segments, primarily due to higher sales volume.

Cost of goods sold in the year ended December 31, 2021 increased $144.2 million, or 16.8%, as compared to 2020, due to increases in the Diversified Industrial and Energy segments, primarily due to the higher sales volume discussed above.

Selling, General and Administrative Expenses

Selling, general and administrative expenses ("SG&A") for the three months ended December 31, 2021 increased $4.9 million, or 6.5%, as compared to the same period last year, primarily due to impact of higher sales volume as discussed above, partially offset by a gain as a result of a litigation settlement of $8.8 million in 2021 for the three months ended December 31, 2021.

SG&A in 2021 increased $13.2 million, or 4.5%, as compared to 2020, primarily due to the impact of higher sales volume as discussed above, partially offset by a gain as a result of a litigation settlement of $8.8 million in 2021, as well as a $14.0 million environmental reserve charge recorded in 2020 in the Diversified Industrial segment related to a legacy, non-operating site.

Goodwill Impairment Charges

No goodwill impairment charges were recorded in 2021. As a result of declines in customer demand and the performance of the performance materials business during 2020, the Company recorded a $1.1 million charge in the consolidated statements of operations for the year ended December 31, 2020.

Asset Impairment Charges

No asset impairment charges were recorded in 2021. As a result of COVID-19 related declines in our youth sports business within the Energy segment, intangible assets of $0.6 million, primarily customer relationships, were fully impaired in 2020.

Interest Expense

Interest expense for both the three months ended December 31, 2021 and 2020 was $6.2 million. Interest expense for the years ended December 31, 2021 and 2020 was $22.3 million and $29.5 million, respectively. The lower interest expense during the year ended December 31, 2021 was primarily due to lower interest rates and lower average debt levels.

Realized and Unrealized (Gains) Losses on Securities, Net

The Company recorded gains of $16.2 million for the three months ended December 31, 2021, as compared to $51.2 million in 2020, and losses of $24.0 million and gains of $25.6 million for the years ended December 31, 2021 and 2020, respectively. The changes in realized and unrealized (gains) losses on securities, net over the respective periods are primarily due to mark-to-market adjustments on the Company's portfolio of securities, which are required to be recorded in earnings under generally accepted accounting principles in the U.S. ("U.S. GAAP").

All Other Expenses (Income), Net

All other expenses, net increased $8.4 million, primarily driven by higher provision for loan losses for the three months ended December 31, 2021. All other income, net totaled $30.4 million for the year ended December 31, 2021 and is primarily comprised of: (1) a $19.7 million one-time dividend from Aerojet; (2) a pre-tax gain of $8.1 million on the sale of OMG’s Edge business; and (3) a pre-tax gain of $6.6 million on the sale of an idle facility in the Joining Materials business, partially offset by (4) finance interest expense of $7.7 million. All other expense, net totaled $29.0 million for the year ended December 31, 2020 was primarily comprised of provision for loan losses and finance interest expense.

Income Taxes

As a limited partnership, we are generally not responsible for federal and state income taxes, and our profits and losses are passed directly to our limited partners for inclusion in their respective income tax returns. The Company's tax provision represents the income tax expense or benefit of its consolidated corporate subsidiaries. For the year ended December 31, 2021, a tax provision of $84.1 million was recorded, as compared to $38.1 million in 2020. The Company's effective tax rate was 41.9% and 30.4% for the years ended December 31, 2021 and 2020, respectively. The higher effective tax rate for the year ended December 31, 2021 is primarily due to an increase in U.S. tax expense related to unrealized gains on investment from related parties which are eliminated for financial statement purposes.

Loss (Income) of Associated Companies, Net of Taxes

The Company recorded a loss from associated companies, net of taxes of $10.6 million for the three months ended December 31, 2021, as compared to income, net of taxes, of $22.6 million for the same period of 2020. The Company recorded income from associated companies, net of taxes, of $15.7 million in 2021, as compared to losses, net of taxes of $3.8 million in 2020.

Purchases of Property, Plant and Equipment (Capital Expenditures)

Capital expenditures for the three months ended December 31, 2021 totaled $32.8 million, or 7.6% of revenue, as compared to $7.6 million, or 2.3% of revenue, in the three months ended December 31, 2020. For the year ended December 31, 2021, capital expenditures were $52.3 million, or 3.4% of revenue, as compared to $23.2 million, or 1.8% of revenue, for the year ended December 31, 2020. Capital expenditures were lower in the prior year due to less capital investments in response to the impact of COVID-19.

Additional Non-GAAP Financial Measures

Adjusted EBITDA for the three months ended December 31, 2021 was $63.2 million, as compared to $67.1 million for the same period in 2020. Adjusted EBITDA margin decreased to 14.6% in the quarter from 19.8% in the three months ended December 31, 2020, primarily due to lower profitability from the Financial Service segment driven by benefit from lower provision for loan losses in the fourth quarter of 2020, partially offset by improved profitability from Diversified Industrials segment as a result of higher sales volume in 2021. Adjusted free cash flow was $25.4 million for the three months ended December 31, 2021, as compared to $13.8 million for the same period in 2020.

For the year ended December 31, 2021, Adjusted EBITDA and Adjusted EBITDA margin were $259.8 million and 17.0%, respectively, as compared to $213.7 million and 16.3% in 2020. For year ended December 31, 2021, higher adjusted EBITDA and Adjusted EBITDA margin were primarily due to improved profitability from both Diversified Industrial and Energy Segments as a result of higher sales volume, as well as from the Financial Services segment driven by lower financial interest expense and lower provision for loan losses. Adjusted free cash flow was $135.8 million, as compared to $149.6 million for the same period in 2020.

Liquidity and Capital Resources

As of December 31, 2021, the Company had $321.0 million in available liquidity under its senior credit agreement, as well as $16.8 million in cash and cash equivalents, excluding WebBank cash, and $261.1 million in long-term investments.

As of December 31, 2021, total debt was $271.0 million, a decrease of $63.1 million, as compared to December 31, 2020. Total debt decreased from the prior year primarily due to the paydown of debt. During the three months ended December 31, 2021 the Company amended and extended its credit agreement with a syndicate of banks led by PNC Bank, National Association (“New Credit Agreement”). The New Credit Agreement has a five-year term and provides for a senior secured revolving credit facility in an aggregate principal amount not to exceed $600.0 million. As of December 31, 2021, net debt totaled $225.1 million, a decrease of $129.8 million, as compared to December 31, 2020. Net debt decreased from the prior year primarily due to: (1) a $101.1 million decrease in pension obligations primarily due to $51.7 million of actual returns on plan assets and $41.4 million of Company contributions and (2) a $63.1 million decrease of total debt due to the paydown of debt. These decreases were partially offset by $30.2 million of lower investment balances compared to the prior year. Total leverage (as defined in the Company's senior credit agreement) was approximately 1.6x as of December 31, 2021 versus 2.4x as of December 31, 2020.

During 2021 and continuing in 2022, WebBank has issued loans under the Small Business Administration's ("SBA") Paycheck Protection Program ("PPP") authorized under the Coronavirus Aid, Relief, and Economic Security Act. As of December 31, 2021, the total PPP loans and associated liabilities are $328.7 million and $334.0 million, respectively. The loans were funded by the PPP Liquidity Facility, have terms of between two and five years, and their repayment is guaranteed by the SBA. Loans can be forgiven in whole or part (up to the full principal and any accrued interest) if certain criteria are met. The Bank has received forgiveness payments from the SBA, sold, and received payments from borrowers of $2.8 billion comprising 89.3% of its PPP portfolio during the year ended December 31, 2021.

About Steel Partners Holdings L.P.

Steel Partners Holdings L.P. (www.steelpartners.com) is a diversified global holding company that owns and operates businesses and has significant interests in various companies, including diversified industrial products, energy, banking, defense, supply chain management and logistics, and youth sports.

(Financial Tables Follow)

Consolidated Balance Sheets

	December 31, 2021	December 31, 2020
ASSETS
Current assets:
Cash and cash equivalents	$325,363	$135,788
Marketable securities	—	106
Trade and other receivables - net of allowance for doubtful accounts of $3,510 and $3,368, respectively	193,976	164,106
Receivables from related parties	2,944	2,073
Loans receivable, including loans held for sale of $198,632 and $88,171, respectively, net	529,529	306,091
Inventories, net	184,271	137,086
Prepaid expenses and other current assets	48,019	58,053
Total current assets	1,284,102	803,303
Long-term loans receivable, net	511,444	2,183,017
Goodwill	148,018	150,852
Other intangible assets, net	119,830	138,581
Deferred tax assets	—	66,553
Other non-current assets	79,143	42,068
Property, plant and equipment, net	234,976	228,992
Operating lease right-of-use assets	36,636	29,715
Long-term investments	261,080	291,297
Total Assets	$2,675,229	$3,934,378
LIABILITIES AND CAPITAL
Current liabilities:
Accounts payable	$123,282	$100,759
Accrued liabilities	86,848	69,967
Deposits	447,152	285,393
Payables to related parties	1,885	4,080
Short-term debt	100	397
Current portion of long-term debt	1,071	10,361
Other current liabilities	54,674	46,044
Total current liabilities	715,012	517,001
Long-term deposits	377,735	70,266
Long-term debt	269,850	323,392
Other borrowings	333,963	2,090,223
Preferred unit liability	149,570	146,892
Accrued pension liabilities	82,376	183,462
Deferred tax liabilities	13,674	2,169
Long-term operating lease liabilities	27,511	21,845
Other non-current liabilities	36,490	39,906
Total Liabilities	2,006,181	3,395,156
Commitments and Contingencies
Capital:
Partners' capital common units: 21,018,009 and 22,920,804 issued and outstanding (after deducting 16,810,932 and 14,916,635 units held in treasury, at cost of $264,284 and $219,245), respectively	795,140	707,309
Accumulated other comprehensive loss	(131,803)	(172,649)
Total Partners' Capital	663,337	534,660
Noncontrolling interests in consolidated entities	5,711	4,562
Total Capital	669,048	539,222
Total Liabilities and Capital	$2,675,229	$3,934,378

Consolidated Statements of Operations

	Unaudited
	Three Months Ended December 31,		Year Ended December 31,
	2021	2020	2021	2020
Revenue:
Diversified industrial net sales	$346,464	$271,607	$1,207,183	$1,058,745
Energy net revenue	44,312	32,548	164,028	107,831
Financial services revenue	41,081	34,564	153,685	144,060
Total revenue	431,857	338,719	1,524,896	1,310,636
Costs and expenses:
Cost of goods sold	291,992	222,158	1,004,093	859,863
Selling, general and administrative expenses	80,220	75,317	304,013	290,784
Goodwill impairment charges	—	1,100	—	1,100
Asset impairment charges	—	(11)	—	606
Finance interest expense	1,044	2,287	7,693	11,733
Provision (benefit) for loan losses	1,968	(8,759)	123	21,946
Interest expense	6,191	6,176	22,250	29,514
Realized and unrealized (gains) losses on securities, net	(16,188)	(51,158)	24,044	(25,643)
Other income, net	(1,201)	(123)	(38,185)	(4,666)
Total costs and expenses	364,026	246,987	1,324,031	1,185,237
Income before income taxes and equity method investments	67,831	91,732	200,865	125,399
Income tax provision	27,654	29,094	84,089	38,136
Loss (income) of associated companies, net of taxes	10,612	(22,634)	(15,664)	3,786
Net income from continuing operations	29,565	85,272	132,440	83,477
Discontinued operations
Income (loss) from discontinued operations, net of taxes	3	14,191	138	(2,808)
Net loss on deconsolidation of discontinued operations	—	—	—	(7,391)
Income (loss) from discontinued operations, net of taxes	3	14,191	138	(10,199)
Net income	29,568	99,463	132,578	73,278
Net income attributable to noncontrolling interests in consolidated entities (continuing operations)	(651)	(34)	(1,170)	(603)
Net income attributable to common unitholders	$28,917	$99,429	$131,408	$72,675
Net income (loss) per common unit - basic
Net income from continuing operations	$1.39	$3.45	$6.09	$3.34
Net income (loss) from discontinued operations	—	0.57	—	(0.41)
Net income attributable to common unitholders	$1.39	$4.02	$6.09	$2.93
Net income (loss) per common unit - diluted
Net income from continuing operations	$1.25	$2.06	$4.96	$1.85
Net income (loss) from discontinued operations	—	0.33	0.01	(0.20)
Net income attributable to common unitholders	$1.25	$2.39	$4.97	$1.65
Weighted-average number of common units outstanding - basic	20,802,636	24,707,411	21,561,200	24,809,751
Weighted-average number of common units outstanding - diluted	25,682,447	42,930,970	28,920,258	51,390,972

Consolidated Statements of Cash Flows

(in thousands)	Year Ended December 31,
	2021	2020
Cash flows from operating activities:
Net income	$132,578	$73,278
Gain (loss) from discontinued operations	138	(10,199)
Net income from continuing operations	132,440	83,477

Adjustments to reconcile net income to net cash provided by operating activities:
Provision for loan losses	123	21,946
(Income) loss of associated companies, net of taxes	(15,664)	3,786
Realized and unrealized losses (gains) on securities, net	24,044	(25,643)
Gain on Sale of Edge business	(8,096)	—
Gain on sale of property, plant and equipment	(6,646)	—
Derivative gains on economic interests in loans	(4,862)	(5,657)
Deferred income taxes	72,798	22,058
Depreciation and amortization	60,521	65,333
Non-cash lease expense	10,237	9,012
Equity-based compensation	1,462	887
Goodwill impairment charges	—	1,100
Asset impairment charges	—	606
Other	(397)	(2,821)
Net change in operating assets and liabilities:
Trade and other receivables	(33,158)	8,725
Inventories	(48,344)	12,220
Prepaid expenses and other assets	(4,875)	(6,150)
Accounts payable, accrued and other liabilities	8,511	(16,005)
Net (increase) decrease in loans held for sale	(110,461)	138,361
Net cash provided by operating activities - continuing operations	77,633	311,235
Net cash provided by operating activities - discontinued operations	138	12,855
Total cash provided by operating activities	77,771	324,090
Cash flows from investing activities:
Purchases of investments	(50,074)	(14,365)
Proceeds from sales of investments	24,667	8,830
Proceeds from maturities of investments	11,916	35,063
Loan originations, net of collections	1,029,093	(1,904,843)
Proceeds from sales of loans	530,969	—
Purchases of property, plant and equipment	(52,326)	(23,226)
Proceeds from sale of property, plant and equipment	6,979	3,000
Proceeds from sale of Edge business	16,000	—
Acquisitions, net of cash acquired	—	(3,500)
Net cash provided by (used in) investing activities - continuing operations	1,517,224	(1,899,041)
Net cash used in investing activities - discontinued operations	—	—
Net cash provided by (used in) investing activities	1,517,224	(1,899,041)
Cash flows from financing activities:
Net revolver borrowings (repayments)	119,703	(40,891)
Repayments of term loans	(182,832)	(14,208)
Purchases of the Company's common units	(45,039)	(20,464)
Net (decrease) increase in other borrowings	(1,753,478)	2,090,223
Distribution to preferred unitholders	(9,633)	(40,000)
Deferred finance charges	(2,712)	(1,474)
Net increase (decrease) in deposits	469,228	(399,058)
Net cash (used in) provided by financing activities - continuing operations	(1,404,763)	1,574,128
Net cash used in financing activities - discontinued operations	—	—
Net cash (used in) provided by financing activities	(1,404,763)	1,574,128
Net change for the period	190,232	(823)
Effect of exchange rate changes on cash and cash equivalents	(657)	(1,337)
Cash and cash equivalents at beginning of period	135,788	137,948
Cash and cash equivalents at end of period, including cash of discontinued operations	$325,363	$135,788
Less: Cash and cash equivalents of discontinued operations	—	—
Cash and cash equivalents at end of period	$325,363	$135,788

Supplemental Balance Sheet Data (unaudited)

(in thousands, except common and preferred units)	December 31,	December 31,
	2021	2020
Cash and cash equivalents	$325,363	$135,788
WebBank cash and cash equivalents	308,589	117,553
Cash and cash equivalents, excluding WebBank	$16,774	$18,235
Common units outstanding	21,018,009	22,920,804
Preferred units outstanding	6,422,128	6,422,128

Supplemental Non-GAAP Disclosures (unaudited)

Adjusted EBITDA Reconciliation:

(in thousands)	Three Months Ended December 31,		Year Ended December 31,
	2021	2020	2021	2020
Net income from continuing operations	$29,565	$85,272	$132,440	$83,477
Income tax provision	27,654	29,094	84,089	38,136
Income from continuing operations before income taxes	57,219	114,366	216,529	121,613
Add (Deduct):
Loss (income) of associated companies, net of taxes	10,612	(22,634)	(15,664)	3,786
Realized and unrealized (gains) losses on securities, net	(16,188)	(51,158)	24,044	(25,643)
Interest expense	6,191	6,176	22,250	29,514
Depreciation	10,815	11,498	42,055	44,583
Amortization	4,514	5,100	18,466	20,750
Non-cash goodwill impairment charges	—	1,100	—	1,100
Non-cash asset impairment charges	—	(11)	—	606
Non-cash pension expense	462	1,200	(3,972)	3,632
Non-cash equity-based compensation	346	298	1,462	887
Other items, net *	(10,769)	1,147	(45,337)	12,911
Adjusted EBITDA	$63,202	$67,082	$259,833	$213,739

Total revenue	$431,857	$338,719	$1,524,896	$1,310,636
Adjusted EBITDA margin	14.6%	19.8%	17.0%	16.3%
*Other items, net for the year ended December 31, 2021 primarily includes (1) $19,740 one-time dividend from Aerojet, (2) a gain of $8,827 from a recent litigation settlement, (3) a pre-tax gain of $8,096 on the sale of OMG’s Edge business; and (4) a pre-tax gain of $6,646 on the sale of an idle facility in the Joining Materials business. Other items, net for the year ended December 31, 2020 primarily includes an environmental reserve charge of $14,000 in the Diversified Industrial segment related to a legacy, non-operating site.

Net Debt Reconciliation:

(in thousands)	December 31,	December 31,
	2021	2020
Total debt	$271,021	$334,150
Accrued pension liabilities	82,376	183,462
Preferred unit liability, including current portion	149,570	146,892
Cash and cash equivalents, excluding WebBank	(16,774)	(18,235)
Marketable securities	—	(106)
Long-term investments	(261,080)	(291,297)
Net debt	$225,113	$354,866

Adjusted Free Cash Flow Reconciliation:

(in thousands)	Three Months Ended December 31,		Year Ended December 31,
	2021	2020	2021	2020
Net cash provided by operating activities of continuing operations	$18,749	$15,005	$77,633	$311,235
Purchases of property, plant and equipment	(32,770)	(7,645)	(52,326)	(23,226)
Net increase (decrease) in loans held for sale	39,391	6,483	110,461	(138,361)
Adjusted free cash flow	$25,370	$13,843	$135,768	$149,648

Segment Results (unaudited)

(in thousands)	Three Months Ended December 31,		Year Ended December 31,
	2021	2020	2021	2020
Revenue:
Diversified Industrial	$346,464	$271,607	$1,207,183	$1,058,745
Energy	44,312	32,548	164,028	107,831
Financial Services	41,081	34,564	153,685	144,060
Total revenue	$431,857	$338,719	$1,524,896	$1,310,636

Income (loss) before interest expense and income taxes:
Diversified Industrial	$26,083	$22,222	$123,329	$70,849
Energy	2,178	1,754	14,982	(1,887)
Financial Services	14,922	27,907	79,165	59,799
Corporate and other	20,227	68,659	21,303	22,366
Income before interest expense and income taxes	63,410	120,542	238,779	151,127
Interest expense	6,191	6,176	22,250	29,514
Income tax provision	27,654	29,094	84,089	38,136
Net income from continuing operations	$29,565	$85,272	$132,440	$83,477

Loss (income) of associated companies, net of taxes:
Corporate and other	$10,612	$(22,634)	$(15,664)	$3,786
Total	$10,612	$(22,634)	$(15,664)	$3,786

Segment depreciation and amortization:
Diversified Industrial	$11,929	$12,558	$47,568	$49,451
Energy	3,142	3,850	12,212	15,006
Financial Services	120	150	485	717
Corporate and other	138	40	256	159
Total depreciation and amortization	$15,329	$16,598	$60,521	$65,333

Segment Adjusted EBITDA:
Diversified Industrial	$35,744	$38,217	$153,791	$140,634
Energy	6,723	5,686	25,615	13,841
Financial Services	16,024	28,066	80,618	60,523
Corporate and other	4,711	(4,887)	(191)	(1,259)
Total Adjusted EBITDA	$63,202	$67,082	$259,833	$213,739

Note Regarding Use of Non-GAAP Financial Measurements

The financial data contained in this press release includes certain non-GAAP financial measurements as defined by the U.S. Securities and Exchange Commission ("SEC,"), including "Adjusted EBITDA," "Net Debt" and "Adjusted Free Cash Flow." The Company is presenting these non-GAAP financial measurements because it believes that these measures provide useful information to investors about the Company's business and its financial condition. The Company defines Adjusted EBITDA as net income or loss from continuing operations before the effects of income or loss from investments in associated companies and other investments held at fair value, interest expense, taxes, depreciation and amortization, non-cash pension expense or income, and realized and unrealized gains or losses on investments, and excludes certain non-recurring and non-cash items. The Company defines Net Debt as the sum of total debt, loan guarantee liability, accrued pension liabilities and preferred unit liability, less the sum of cash and cash equivalents (excluding those used in WebBank's banking operations), marketable securities, and long-term investments. The Company defines Adjusted Free Cash Flow as net cash provided by or used in operating activities of continuing operations less the sum of purchases of property, plant and equipment, and net increases or decreases in loans held for sale. The Company believes these measures are useful to investors because they are measures used by the Company's Board of Directors and management to evaluate its ongoing business, including in internal management reporting, budgeting and forecasting processes, in comparing operating results across the business, as internal profitability measures, as components in assessing liquidity and evaluating the ability and the desirability of making capital expenditures and significant acquisitions, and as elements in determining executive compensation.

However, the measures are not measures of financial performance under generally accepted accounting principles in the U.S. ("U.S. GAAP"), and the items excluded from these measures are significant components in understanding and assessing financial performance. Therefore, these non-GAAP financial measurements should not be considered substitutes for net income or loss, total debt, or cash flows from operating, investing, or financing activities. Because Adjusted EBITDA is calculated before recurring cash charges, including realized losses on investments, interest expense, and taxes, and is not adjusted for capital expenditures or other recurring cash requirements of the business, it should not be considered as a measure of discretionary cash available to invest in the growth of the business. There are a number of material limitations to the use of Adjusted EBITDA as an analytical tool, including the following:

•Adjusted EBITDA does not reflect the Company's tax provision or the cash requirements to pay its taxes;
•Adjusted EBITDA does not reflect income or loss from the Company's investments in associated companies and other investments held at fair value;
•Adjusted EBITDA does not reflect the Company's interest expense;
•Although depreciation and amortization are non-cash expenses in the period recorded, the assets being depreciated and amortized may have to be replaced in the future, and Adjusted EBITDA does not reflect the cash requirements for such replacement;
•Adjusted EBITDA does not reflect the Company's net realized and unrealized gains and losses on its investments;
•Adjusted EBITDA does not include non-cash charges for pension expense and equity-based compensation;
•Adjusted EBITDA does not include amounts related to noncontrolling interests in consolidated entities;
•Adjusted EBITDA does not include certain other non-recurring and non-cash items; and
•Adjusted EBITDA does not include the Company's discontinued operations.

In addition, Net Debt assumes the Company's cash and cash equivalents (excluding those used in WebBank's banking operations), marketable securities, and long-term investments are immediately convertible in cash and can be used to reduce outstanding debt without restriction at their recorded fair value, while Adjusted Free Cash Flow excludes net increases or decreases in loans held for sale, which can vary significantly from period-to-period since these loans are typically sold after origination and thus represent a significant component in WebBank's operating cash flow requirements.

The Company compensates for these limitations by relying primarily on its U.S. GAAP financial measures and using these measures only as supplemental information. The Company believes that consideration of Adjusted EBITDA, Net Debt, and Adjusted Free Cash Flow, together with a careful review of its U.S. GAAP financial measures, is a well-informed method of analyzing SPLP. Because Adjusted EBITDA, Net Debt, and Adjusted Free Cash Flow are not measurements determined in accordance with U.S. GAAP and are susceptible to varying calculations, Adjusted EBITDA, Net Debt, and Adjusted Free Cash Flow, as presented, may not be comparable to other similarly titled measures of other companies.

Forward-Looking Statements

This press release contains certain "forward-looking statements" within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended, that reflect SPLP's current expectations and projections about its future results, performance, prospects and opportunities. SPLP identifies these forward-

looking statements by using words such as "expect," "anticipate," "intend," "plan," "believe," "seek," "estimate," and similar expressions. These forward-looking statements are only predictions based upon the Company's current expectations and projections about future events, and are based on information currently available to the Company and are subject to risks, uncertainties, and other factors that could cause its actual results, performance, prospects, or opportunities in 2022 and beyond to differ materially from those expressed in, or implied by, these forward-looking statements. These factors include, without limitation: the continued volatility of crude oil and commodity prices; our subsidiaries' sponsor defined benefit pension plans, which could subject the Company to substantial future cash flow requirements; significant costs as a result of complying with legal and regulatory requirements, including environmental laws and regulations, restrictions on greenhouse gas emissions, banking regulations and other extensive requirements which the Company and its businesses are subject; risks associated with our wholly-owned subsidiary, WebBank, as a result of its Federal Deposit Insurance Corporation status, highly-regulated lending programs, and capital requirements; the ability to meet obligations under the Company's senior credit facility through future cash flows or financings; the risk of management diversion, increased costs and expenses, and impact on profitability in connection with the Company's acquisitions; the impact of losses in the Company's investment portfolio; the effects of rising interest rates on the Company's investments; our ability to protect our intellectual property rights and obtain or retain licenses to use others' intellectual property on which the Company relies; our exposure to risks inherent to conducting business outside of the U.S.; the impact of any changes in U.S. trade policies; the adverse impact of litigation or compliance failures on the Company's profitability; a significant disruption in, or breach in security of, our technology systems or protection of personal data; labor disputes or disruptions, as a result of vaccination policies or otherwise; economic downturns; the loss of any significant customer contracts; the material weakness identified in our internal control over financial reporting; the adverse effect of COVID-19 on business, results of operations, financial condition, and cash flows; the rights of unitholders with respect to voting and maintaining actions against us or our affiliates; potential conflicts of interest arising from certain interlocking relationships amount us and affiliates of our Executive Chairman; our dependence on the Manager and impact of the management fee on our total partners' capital; the impact to the development of an active market for our units due to transfer restrictions in the Company's partnership agreement; our tax treatment and our subsidiaries' ability to fully utilize their tax benefits; the loss of essential employees; and other risks detailed from time to time in filings we make with the SEC. These statements involve significant risks and uncertainties, and no assurance can be given that the actual results will be consistent with these forward-looking statements. Investors should read carefully the factors described in the "Risk Factors" section of the Company's filings with the SEC, including the Company's Form 10-K for the year ended December 31, 2021 and subsequent annual reports on Form 10-K and quarterly reports on Form 10-Q, for information regarding risk factors that could affect the Company's results. Any forward-looking statement made in this press release speaks only as of the date hereof, and investors should not rely upon forward-looking statements as predictions of future events. Except as otherwise required by law, the Company undertakes no obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events, changed circumstances, or any other reason.

Investor Relations Contact

Jennifer Golembeske
212-520-2300
jgolembeske@steelpartners.com